                                                                     EXHIBIT 11


          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                     SIX MONTHS ENDED JUNE 30, 2002 AND 2001


2002

                                                             Income/(loss)           Shares           Per Share
(in thousands, except per share amounts)                      (Numerator)         (Denominator)         Amount
----------------------------------------                     -------------        -------------       ---------
Basic EPS:
Net income from continuing operations                           $18,667               24,977             0.75
Net (loss) from discontinued operations                            (122)              24,977            (0.01)
                                                                -------                                ------
Net income available to common stockholders                     $18,545               24,977             0.74
                                                                =======               ======           ======

Effect of dilutive securities:
Restricted stock                                                      -                  803
8.75% convertible subordinated debentures                           106                  525
Stock options                                                         -                  422
Deferred shares                                                       -                   83
                                                                -------               ------
Diluted EPS:
Income from continuing operations                               $18,773               26,810           $ 0.70
Net (loss) from discontinued operations                            (122)              26,810                -
                                                                -------                                ------
Income available to common stockholders
 and assumed conversions                                        $18,651               26,810           $ 0.70
                                                                =======               ======           ======

2001

                                                             Income/(loss)           Shares           Per Share
(in thousands, except per share amounts)                      (Numerator)         (Denominator)         Amount
----------------------------------------                     -------------        -------------       ---------
Basic EPS:
Net income from continuing operations                           $17,240               24,488            $ 0.70
Net (loss) from discontinued operations                             (49)              24,488                 -
                                                                -------                                 ------
Net income available to common stockholders                     $17,191               24,488            $ 0.70
                                                                =======               ======            ======
Effect of dilutive securities:
Restricted stock                                                      -                  761
8.75% convertible subordinated debentures                           110                  542
Stock options                                                       (50)                 505
Deferred shares                                                       -                   62
                                                                -------               ------
Diluted EPS:
Income from continuing operations                               $17,300               26,358            $ 0.66
Net (loss) from discontinued operations                             (49)              26,358                 -
                                                                -------                                 ------
Income available to common stockholders
  and assumed conversions                                       $17,251               26,358            $ 0.66
                                                                =======               ======            ======

                                                                      EXHIBIT 11


          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      QUARTER ENDED JUNE 30, 2002 AND 2001

2002

                                                             Income/(loss)           Shares           Per Share
(in thousands, except per share amounts)                      (Numerator)         (Denominator)         Amount
----------------------------------------                     -------------        -------------       ---------
Basic EPS:
Net income from continuing operations                            $8,371               25,081            $0.33
Net (loss) from discontinued operations                            (126)              25,081                -
                                                                 ------                                 -----
Net income available to common stockholders                      $8,245               25,081            $0.33
                                                                 ======               ======            =====

Effect of dilutive securities:
Restricted stock                                                      -                  809
8.75% convertible subordinated debentures                            51                  519
Stock options                                                         -                  518
Deferred shares                                                       -                   98
                                                                 ------               ------
Diluted EPS:
Income from continuing operations                                $8,422               27,025            $0.31
Net (loss) from discontinued operations                            (126)              27,025                -
                                                                 ------                                 -----
Income available to common stockholders
  and assumed conversions                                        $8,296               27,025            $0.31
                                                                 ======               ======            =====

2001

                                                                Income               Shares           Per Share
(in thousands, except per share amounts)                      (Numerator)         (Denominator)         Amount
----------------------------------------                      -----------         -------------       ---------
Basic EPS:
Net income from continuing operations                            $8,887               24,500            $0.36
Net income from discontinued operations                               4               24,500                -
                                                                 ------                                 -----
Net income available to common stockholders                      $8,891               24,500            $0.36
                                                                 ======               ======            =====
Effect of dilutive securities:
Restricted stock                                                      -                  780
8.75% convertible subordinated debentures                            55                  542
Stock options                                                       (41)                 523
Deferred shares                                                       -                   63
                                                                 ------               ------
Diluted EPS:
Income from continuing operations                                $8,901               26,408            $0.34
Net income from discontinued operations                               4               26,408                -
                                                                 ------                                 -----
Income available to common stockholders
  and assumed conversions                                        $8,905               26,408            $0.34
                                                                 ======               ======            =====